Exhibit 4.9

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

TETRALOGIC PHARMACEUTICALS CORPORATION

WARRANT TO PURCHASE EQUITY SECURITIES

No.	April 12, 2013

THIS CERTIFIES THAT, for value received,              , or its assigns (the “Holder”), is entitled to subscribe for and purchase from TETRALOGIC PHARMACEUTICALS CORPORATION, a Delaware corporation, with its principal office at 343 Phoenixville Pike, Malvern, Pennsylvania 19355 (the “Company”) the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued as one of a series of warrants (the “Warrants”) pursuant to the terms of the Note and Warrant Purchase Agreement, dated April 12, 2013 by and among the Company and the Purchasers therewith (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the Purchase Agreement. Unless indicated otherwise, the aggregate number of Exercise Shares that Holder may purchase by exercising this warrant is equal to the quotient of (A)         , divided by (B) the per share price paid by investors for the Equity Securities purchased in the financing in which the Equity Securities were issued, subject to adjustment pursuant to the terms hereof, including but not limited to adjustments pursuant to Sections 5 and 8 below.

1.                                      DEFINITIONS, Capitalized Terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

(a)                                 “Equity Securities” shall mean (i) to the extent the Notes issued under the Purchase Agreement have converted in connection with a Qualified Financing or a Non-Qualified Financing (as defined in the Notes) prior to twelve months after the issuance date hereof (the “Trigger Date”), the equity securities issued by the Company in such financing, (ii) to the extent that the Notes issued under the Purchase Agreement have not converted in connection with a Qualified Financing or a Non-Qualified Financing (each as defined in the Notes) prior to the Trigger Date, then at the election of the Holder, either (a) the Company’s Series C Preferred Stock or (b) the series of preferred stock issued by the Company in the first preferred stock financing completed by the Company after the Trigger Date, and (iii) in the event of a Liquidation (as defined in the Company’s Certificate of Incorporation, as amended to date) prior to the determination of the Equity Securities pursuant to (i) or (ii) above, then at the election of the Holder either (a) the Company’s Series C Preferred Stock or (b) the equity securities issued in any Non-Qualified Financing.

(b)                         “Exercise Period” shall mean the period commencing upon the earlier of (i) conversion of the Notes, and (ii) twelve (12) months following the First Tranche Closing, and ending ten (10) years later, unless sooner terminated as provided below.

(c)                          “Exercise Price” shall mean the price per share for the series of preferred stock that comprise Exercise Shares, subject to adjustment pursuant to Sections 5 and 7 below.

(d)                         “Exercise Shares” shall mean the Equity Securities issuable upon exercise of this Warrant.

2.                                      EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part during the Exercise Period by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)                                 An executed Notice of Exercise in the form attached hereto;

(b)                                 Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)                                  This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within ten (10) business days after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1                               Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B) A

Where X =	the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

3.                                      COVENANTS OF THE COMPANY.

3.1                    Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2                    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                                      REPRESENTATIONS OF HOLDER.

4.1                         Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2                         Securities Are Not Registered.

(a)                     The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)                     The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c)                      The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3                               Disposition of Warrant and Exercise Shares.

(a)                                 The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)                                    The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)                                There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)                            The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act, except in unusual circumstances.

(b)                                 The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4                               Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5.                                      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

5.1                               Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided however that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. For purposes of this Section 5 and Section 7, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2                               Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation. In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

6.                                      FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7.                                      EARLY TERMINATION. In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act, or a Liquidation, the Company shall provide to the Holder twenty (20) days advance written notice of such public offering or Acquisition Event, and this Warrant shall be deemed exercised pursuant to Section 2.1 immediately prior to the date such public offering is closed or the closing of such Acquisition Event.

8.                                      REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization of the capital stock of the Company (other than (i) a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares or (ii) a Liquidation (an “Organic Change”)), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Exercise Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Exercise Shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and the Exercise Price shall be appropriately adjusted so that the Aggregate Exercise Price after such Organic Change shall be equal to the Aggregate Exercise Price immediately prior to such Organic Change.

9.                                      NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.                               TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, and any restrictions applicable to the transfer of shares set forth in the Company’s bylaws, as they may be amended from time to time, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11.                               LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.                               AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and the Requisite Holders, provided, however, that no such amendment or waiver shall adversely impact the Holder or a group of holders of the Warrants in a manner that is substantially different from another holder or group of holders, without such adversely impacted holder’s consent. Upon the effectuation of such amendment or waiver in conformance with this Section 12, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

13.                               NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed for such Holder on the Schedule of Purchasers attached to the Purchase Agreement or at such other address as the Company or Holder may designate by ten (l0) days advance written notice to the other parties hereto.

14.                               ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.                               GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York without giving effect to conflicts of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of April 12, 2013.

TETRALOGIC PHARMACEUTICALS CORPORATION

By:

Name:	John M. Gill

Title:	President & CEO

Address:	343 Phoenixville Pike, Malvern, PA 19355

[SIGNATURE PAGE TO TETRALOGIC WARRANT]

NOTICE OF EXERCISE

TO: TETRALOGIC PHARMACEUTICALS CORPORATION

(1)                                 ☐                                    The undersigned hereby elects to purchase          shares of          (the “Exercise Shares”) of TETRALOGIC PHARMACEUTICALS CORPORATION (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐                                    The undersigned hereby elects to purchase          shares of          (the “Exercise Shares”) of TETRALOGIC PHARMACEUTICALS CORPORATION (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)                                 Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)                                 The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of yeas prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until

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there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

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ASSIGNMENT FORM

(To assign The foregoing Warrant, execute the form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated:	, 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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SCHEDULE OF MATERIAL DIFFERENCES

TO EXHIBIT 4.9

Warrant Number	Name	Amount
PCW-18	HealthCare Ventures VII, L.P.	$188,181.22
PCW-19	Novitas Capital III, L.P.	$158,937.78
PCW-20	LVP Life Science Ventures III, L.P.	$84,505.78
PCW-21	LVP III Associates, L.P.	$4,225.30
PCW-22	LVP III Partners L.P.	$2,112.65
PCW-23	Vertical Fund I, L.P.	$52,888.39
PCW-24	Vertical Fund II, L.P.	$13,222.26
PCW-25	Amgen Ventures LLC	$43,639.20
PCW-26	George McLendon	$610.44
PCW-27	Pecora & Co., LLC	$5,969.82
PCW-28	Clarus Life Sciences II, LP	$871,190.63
PCW-29	Hatteras Venture Partners III, LP	$266,221.35
PCW-30	Hatteras Venture Affiliates III, LP	$24,175.54
PCW-31	Pfizer Inc.	$290,396.89
PCW-32	Nextech III Oncology, LPCI	$217,797.68
PCW-33	ONC Partners, L.P.	$72,599.21